UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2020

Resonate Blends, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-21202	58-1588291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26565 Agoura Road, Suite 200 Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 571-888-0009

___________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered
Common Stock	KOAN	OTCQB

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 22, 2020, Resonate Blends, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “SPA”) with Wais Asefi, Nick Miniello, Juleon Asefi, and Curt Byers (collectively, the “Asefi Group”) to sell to the Asefi Group its subsidiary, Textmunication, Inc., a California corporation (“Textmunication”). Textmunication operates the Company’s SMS business activities. The Company will retain its cannabis operations based in Calabasas, California.

The consideration for the sale of Textmunication consists of the cancellation by the Asefi Group of 4,822,029 shares of common stock (the “Shares”) of the Company. The Shares have a market value of $337,542, based on our last sales price of $0.07 per share as of May 26, 2020. Upon the cancellation of the Shares, the Company agreed to execute a general release in favor of Mr. Asefi.

Also on May 22, 2020, the Company entered into a Separation and Release Agreement (the “Separation Agreement”) with Wais Asefi. Pursuant to the Separation Agreement, Mr. Asefi agreed to separate from all officer positions and as a director of the Company and to further accept the payment of $200,000 from the Company’s future fundraising as consideration of all debts outstanding under Mr. Asefi’s employment agreement with the Company. Mr. Asefi further agreed to cancel his 4,000,000 shares of Series A Preferred Stock and to transfer his 2,000,000 shares of Series C Preferred Stock to Geoffrey Selzer, the Company’s current CEO and Director. Mr. Asefi further released the Company of all claims.

Also on May 22, 2020, Mr. Selzer signed a Voting Agreement and agreed to vote his newly acquired 2,000,000 shares of Series C Preferred Stock in favor of the sale of Textmunication to the Asefi Group.

The foregoing description of the terms of the SPA, the Separation Agreement and the Voting Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to the provisions of the SPA, the Separation Agreement and the Voting Agreement, copies of which are filed as Exhibits 2.1, 10.2 and 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth in Items 1.01 is incorporated into this Item 2.03 by reference.

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

The information set forth in Items 1.01 is incorporated into this Item 5.01 by reference.

As a result of the transfer of 4,000,000 shares from Mr. Asefi to Mr. Selzer, a change of control of the Company has occurred that provides Mr. Selzer majority voting control across all classes of the Company’s voting securities.

The design to transfer these shares started in October 25, 2019, when the Company acquired Resonate Blends, LLC. On October 25, 2019, pursuant to the Membership Interest Purchase Agreement the Company signed with Resonate Blends, LLC, the Company agreed that, as a condition to closing the transaction, it would take measures so that Mr. Selzer would share in the voting power of the outstanding shares of Series C Preferred Stock.

The ultimate transfer to Mr. Selzer of all 4,000,000 shares of Series C Preferred Stock was also the result of the Separation Agreement wherein the Company agreed to compensate Mr.Asefi with future cash payments in connection with the Company’s future fundraising efforts. As such, the Company will pay at least a portion of the consideration for Mr. Selzer acquiring the shares of Series C Preferred Stock in his personal capacity.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
2.1	SPA, dated May 22, 2020(1)
10.1	Separation Agreement, dated May 22, 2020(1)
10.2	Voting Agreement, dated May 22, 2020(1)

(1) Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resonate Blends, Inc.

/s/ Geoffrey Selzer
Geoffrey Selzer
Chief Executive Officer
Date: June 16, 2020